UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2007
ISOTIS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33272	20-5825634

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Goodyear
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 595-8710
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As previously reported, on May 29, 2007, IsoTis, Inc., a Delaware corporation (the “Company”), IsoTis OrthoBiologics, Inc., a Washington corporation and wholly-owned subsidiary of the Company (together with the Company, the “Borrowers”), Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, and as Administrative Agent, Sole Lead Arranger and Sole Bookrunner (“Merrill Lynch”) and Silicon Valley Bank, as Lender (“SVB,” and together with the Borrowers and Merrill Lynch, the “Parties”) entered into a Credit and Security Agreement (the “Credit Agreement”), which provided for an aggregate $20.0 million commitment to the Borrowers. The Credit Agreement was first amended by a letter agreement dated as of August 30, 2007.
     On October 19, 2007, the Parties executed a second letter agreement amending the Credit Agreement (the “Second Amendment”) pursuant to which the deadline by which the Borrowers were required to raise an additional $20.0 million in funding was extended from October 31, 2007 to November 30, 2007. The Borrowers agreed to pay Merrill Lynch (on behalf of all the lenders) $50,000 as consideration for its agreement to extend the deadline.
     A copy of the Second Amendment is attached hereto as Exhibit 10.1 and the foregoing summary is qualified in its entirety by reference to the Second Amendment.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1	Letter Agreement, dated as of October 19, 2007, by and among Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and Lender, Silicon Valley Bank, as Lender, IsoTis, Inc. and IsoTis OrthoBiologics, Inc., as Borrowers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2007	ISOTIS, INC.
	By:	/s/ Robert J. Morocco
Robert J. Morocco
Chief Financial Officer/Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Letter Agreement, dated as of October 19, 2007, by and among Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and Lender, Silicon Valley Bank, as Lender, IsoTis, Inc. and IsoTis OrthoBiologics, Inc., as Borrowers.